================================================================================
                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                     /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14e-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            NEW VALLEY CORPORATION
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:
================================================================================

                             NEW VALLEY CORPORATION
                             100 S.E. SECOND STREET
                              MIAMI, FLORIDA 33131

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 22, 1997

To the Stockholders of New Valley Corporation:

     The annual meeting of stockholders (the 'Annual Meeting') of New Valley Corporation, a Delaware corporation (the 'Company'), will be held at The Hyatt Regency Miami, 400 S.E. Second Avenue, Miami, Florida 33131, on Monday, September 22, 1997, at 11:00 a.m., local time, or at any postponement or adjournment thereof, for the following purposes:

          1. To elect five directors by the holders of Common Shares, Class A Senior Preferred Shares and Class B Preferred Shares, voting together as a single class.

          2. To elect two directors by the holders of Class A Senior Preferred Shares, voting as a class.

          3. To elect two directors by the holders of Class B Preferred Shares and Class A Senior Preferred Shares, voting together as a single class.

          4. To transact such other business as may properly be brought before the meeting or any postponement or adjournment thereof.

     Every holder of record of Class A Senior Preferred Shares, Class B Preferred Shares and Common Shares of the Company at the close of business on July 28, 1997 is entitled to notice of the Annual Meeting and to vote, in person or by proxy, .4645 of one vote for each Class A Senior Preferred Share, .05 of one vote for each Class B Preferred Share and one vote for each Common Share, as the case may be, held by such holder. A list of stockholders entitled to vote at the Annual Meeting will be available to any stockholder for any purpose germane to the Annual Meeting during ordinary business hours, from September 11, 1997 to September 22, 1997, at the headquarters of the Company located at 100 S.E. Second Street, 32nd Floor, Miami, Florida 33131. A proxy statement, form of proxy and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, are enclosed herewith.

                                          By Order of the Board of Directors,

                                          /s/ Bennett S. Lebow
                                          -------------------------
                                          BENNETT S. LEBOW
                                          Chairman of the Board of Directors

Miami, Florida
August 15, 1997

                             YOUR VOTE IS IMPORTANT

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND RETURN THE

ENCLOSED PROXY AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

                            NEW VALLEY CORPORATION
                            100 S.E. SECOND STREET
                             MIAMI, FLORIDA 33131
                           ------------------------
                               PROXY STATEMENT
                           ------------------------
                                 INTRODUCTION

     The enclosed proxy is solicited on behalf of the Board of Directors of New Valley Corporation, a Delaware corporation (the 'Company'). The proxy is solicited for use at the annual meeting of stockholders (the 'Annual Meeting') to be held at The Hyatt Regency Miami, 400 S.E. Second Avenue, Miami, Florida 33131 on Monday, September 22, 1997, at 11:00 a.m., local time, or at any postponement or adjournment thereof. The Company's principal executive offices are located at 100 S.E. Second Street, 32nd Floor, Miami, Florida 33131 and its telephone number is (305) 579-8000.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

     Every holder of record of $15.00 Class A Increasing Rate Cumulative Senior Preferred Shares ($100 Liquidation Value), $.01 par value (the 'Class A Senior Preferred Shares'), $3.00 Class B Cumulative Convertible Preferred Shares ($25 Liquidation Value), $.10 par value (the 'Class B Preferred Shares', and together with the Class A Senior Preferred Shares, the 'Preferred Shares'), and Common Shares, $.01 par value (the 'Common Shares', and together with the Preferred Shares, the 'Shares'), of the Company at the close of business on July 28, 1997 (the 'Record Date') is entitled to notice of the Annual Meeting and to vote, in person or by proxy, .4645 of one vote for each Class A Senior Preferred Share,
 .05 of one vote for each Class B Preferred Share and one vote for each Common Share, as the case may be, held by such holder. At the Record Date, the Company had outstanding 1,071,462 Class A Senior Preferred Shares, 2,790,776 Class B Preferred Shares and 9,577,624 Common Shares (in each case, excluding treasury shares). The approximate date on which this proxy statement, accompanying notice and proxy and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the 'Annual Report'), are first being mailed to stockholders is August 18, 1997.

     Any stockholder giving a proxy in the form accompanying this proxy statement has the power to revoke the proxy prior to its exercise. A proxy can be revoked by an instrument of revocation delivered at or prior to the Annual Meeting to the Secretary or Assistant Secretary of the Company, by a duly executed proxy bearing a date or time later than the date or time of the proxy being revoked, or at the Annual Meeting if the stockholder is present and elects to vote in person. Mere attendance at the Annual Meeting will not serve to revoke a proxy. Abstentions and shares held of record by a broker or its nominee ('Broker Shares') that are voted on any matter are included in determining the number of votes present. Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present.

     All proxies received and not revoked will be voted as directed. If no directions are specified, such proxies will be voted FOR the election of the Board's nominees as specified in Board Proposals 1, 2 and 3. With respect to Board Proposals 1, 2 and 3, the nominees receiving a plurality of the votes cast will be elected as directors except that, with respect to Board Proposal 2, the Joint Plan (as defined herein) mandates that for such election to be effective, the nominees must also receive the affirmative vote of either (i) 80% of the outstanding Class A Senior Preferred Shares, or (ii) a simple majority of all Class A Senior Preferred Shares voting thereon, exclusive of Class A Senior Preferred Shares beneficially owned directly and/or indirectly by the Brooke Group (as defined herein).

     In all cases, shares with respect to which authority is withheld, abstentions and Broker Shares that are not voted will not be included in determining the number of votes cast. For information on voting securities of the Company beneficially owned by Brooke (as defined herein), see 'Security Ownership of Certain Beneficial Owners and Management' herein.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding all persons known by the Company to own beneficially more than 5% of any class of its voting securities as of the Record Date.

                                                                                              PERCENTAGE
                                                                               NUMBER OF          OF
          NAME AND ADDRESS                        TITLE OF CLASS               SHARES(1)       CLASS(1)
-------------------------------------  -------------------------------------   ---------      ----------
Bennett S. LeBow.....................  Class A Senior Preferred Shares           618,326(2)      57.7%
Brooke Group Ltd.
  BGLS Inc.
  100 S.E. Second Street
  Miami, FL 33131
New Valley Holdings, Inc.
  204 Plaza Centre
  3505 Silverside Road
  Wilmington, DE 19810

Bennett S. LeBow.....................  Class B Preferred Shares                  250,885(2)       8.9%
Brooke Group Ltd.
BGLS Inc.
  100 S.E. Second Street
  Miami, FL 33131

Bennett S. LeBow.....................  Common Shares                           4,094,253(2)(3)    42.3%
Brooke Group Ltd.
BGLS Inc.
  100 S.E. Second Street
  Miami, FL 33131
New Valley Holdings, Inc.
  204 Plaza Centre
  3505 Silverside Road
  Wilmington, DE 19810


ITT Industries, Inc. ................  Common Shares                             719,571(4)       7.5%
  4 West Red Oak Lane
  White Plains, NY 10604

------------------------
(1) The number of shares beneficially owned by each beneficial owner listed above is based upon the numbers reported by such owner in documents publicly filed with the Securities and Exchange Commission (the 'SEC'), publicly available information or information available to the Company. The percentage of each class is calculated based on the total number of shares of each class outstanding on the Record Date. The number of shares and percentage of class include shares with respect to which such beneficial owner has the right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act').

(2) According to Amendment No. 16 to Schedule 13D dated January 30, 1996, relating to the Common Shares and Class A Senior Preferred Shares, filed jointly by Brooke Group Ltd. ('Brooke'), BGLS Inc., a direct wholly-owned subsidiary of Brooke ('BGLS'), New Valley Holdings Inc., a direct wholly-owned subsidiary of BGLS ('NV Holdings'), and Bennett S. LeBow, the beneficial owner of 52.6% of the common stock of Brooke and the Chairman of the Board and Chief Executive Officer of the Company, and Amendment No. 1 to
    Schedule 13D dated January 30, 1996, relating to the Class B Preferred Shares, filed jointly by the foregoing persons (except for NV Holdings), BGLS exercises sole voting power and sole dispositive power over, subject to the Pledge (as defined below): (i) 19,748 Common Shares (less than 1% of such class); and (ii) 250,885 Class B Preferred Shares (approximately 8.9% of such class) (collectively, the 'BGLS Shares'), and NV Holdings exercises sole voting power and sole dispositive power over, subject to the Pledge (as defined below): (i) 3,969,962 Common Shares (approximately 41.4% of such class); and
                                              (Footnotes continued on next page)

    (ii) 618,326 Class A Senior Preferred Shares (approximately 57.7% of such class) (collectively, the 'NV Holdings Shares'). Each of BGLS and NV Holdings disclaims beneficial ownership of the shares beneficially owned by the other under Rule 13d-3 promulgated under the Exchange Act ('Rule 13d-3'), or for any other purpose. Each of Brooke and Mr. LeBow disclaims beneficial ownership of the BGLS Shares and NV Holdings Shares under Rule 13d-3, or for any other purpose.

    Pursuant to the indenture (the 'Indenture') relating to BGLS' 15.75% Series B Senior Secured Notes due 2001 (the 'Series B Notes'), BGLS has pledged, among other security interests, the BGLS Shares, and NV Holdings has pledged the NV Holdings Shares (such pledges being referred to herein collectively as the 'Pledge'), to secure the Series B Notes. The Indenture also provides for restrictions on certain affiliated transactions between the Company and Brooke, BGLS and their affiliates, as well as for certain restrictions on the use of future distributions received from the Company.


    NV Holdings and BGLS have advised the Company that each entity intends to vote their shares in favor of each Board Proposal, and that there is no event of default under the Indenture pursuant to which such shares are pledged.

    For information on interests in and positions held with Brooke and its affiliates by Mr. LeBow and other nominees for election as directors of the Company as well as voting and other provisions applicable to Brooke pursuant to the terms of the Joint Plan (as defined below), see 'Nomination and Election of Directors', 'Board Proposal Number 1', 'Board Proposal Number 2', 'Compensation Committee Interlocks and Insider Participation', and 'Joint Plan Provisions for Approval of Affiliated Transactions and Other Matters'.

(3) Of such Common Shares, 104,543 represent shares which could be acquired by conversion of the Class B Preferred Shares held by BGLS (the 'Derivative Common Shares'), as to which shares Mr. LeBow disclaims beneficial ownership.

(4) ITT Industries, Inc. (as the successor in interest to ITT Corporation) has reported that, as of May 15, 1991, it had sole power to vote or to direct the voting and sole power to dispose or direct the disposition of 719,571 Common Shares.

     The following table sets forth, as of the Record Date, the beneficial ownership of the Company's voting securities by (i) each of the Company's directors and nominees, (ii) each of the named executive officers (as such term is defined in the Summary Compensation Table below) and (iii) all directors and executive officers as a group.

                                                                                              PERCENTAGE
                                                                                 NUMBER OF        OF
                 NAME                               TITLE OF CLASS               SHARES(1)     CLASS(1)
--------------------------------------  --------------------------------------   ---------    ----------
Bennett S. LeBow(2)(6)................  Class A Senior Preferred Shares            618,326       57.7%
                                        Class B Preferred Shares                   250,885        8.9%
                                        Common Shares                            4,094,253       42.3%

Howard M. Lorber(3)(6)................  Class A Senior Preferred Shares             36,000        3.4%
                                        Class B Preferred Shares                    16,166         --(5)
                                        Common Shares                               55,375         --(5)

Richard J. Lampen(6)..................  Class A Senior Preferred Shares                  0         --
                                        Class B Preferred Shares                         0         --
                                        Common Shares                                    0         --

Ronald J. Kramer(7)...................  Class A Senior Preferred Shares                  0         --
                                        Class B Preferred Shares                         0         --
                                        Common Shares                                    0         --


Richard S. Ressler(7).................  Class A Senior Preferred Shares                  0         --
                                        Class B Preferred Shares                         0         --
                                        Common Shares                                    0         --

                                                                                              PERCENTAGE
                                                                                 NUMBER OF        OF
                 NAME                               TITLE OF CLASS               SHARES(1)     CLASS(1)
--------------------------------------  --------------------------------------   ---------    ----------
Arnold I. Burns(7)....................  Class A Senior Preferred Shares                  0         --
                                        Class B Preferred Shares                         0         --
                                        Common Shares                                    0         --

Henry C. Beinstein(4)(7)..............  Class A Senior Preferred Shares                  0         --
                                        Class B Preferred Shares                    34,500        1.3%
                                        Common Shares                               14,376         --(5)

Barry W. Ridings(7)...................  Class A Senior Preferred Shares                  0         --
                                        Class B Preferred Shares                         0         --
                                        Common Shares                                    0         --

Robert M. Lundgren(8).................  Class A Senior Preferred Shares                  0         --
                                        Class B Preferred Shares                         0         --
                                        Common Shares                                    0         --

All directors and executive officers
  as a group (9 persons) (2)..........  Class A Senior Preferred Shares            654,326       61.1%
                                        Class B Preferred Shares                   301,551       10.7%
                                        Common Shares                            4,164,004       42.7%

------------------
(1) The percentage of each class is calculated based on the total number of shares of each class outstanding on the Record Date. Includes shares with respect to which such person has the right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) of the Exchange Act.

(2) Includes the BGLS Shares, the NV Holding Shares and the Derivative Common Shares, as to which shares Mr. LeBow disclaims beneficial ownership. See footnotes (2) and (3) to the preceding table.

(3) Mr. Lorber possesses voting power over his Class A Senior Preferred Shares. See 'Executive Compensation--Summary Compensation Table'. All of the Class B Preferred Shares and 55,000 of the Common Shares represent shares that are subject to employee stock options exercisable within 60 days of the Record Date. See 'Executive Compensation--Option Grants in Fiscal 1996'. 375 of the Common Shares are held in a Keogh Plan for the benefit of Mr. Lorber.

(4) Includes 2,500 Class B Preferred Shares held in an individual retirement account for his spouse, as to which shares Mr. Beinstein disclaims beneficial ownership. Includes 14,376 Common Shares which could be acquired by conversion of the Class B Preferred Shares. Mr. Beinstein disclaims beneficial ownership over 1,041 of these Common Shares, as such shares relate to the Class B Preferred Shares beneficially owned by his spouse.

(5) Less than one percent.

(6) The named individual is a director and an executive officer of the Company.

(7) The named individual is a director of the Company.

(8) The named individual is an executive officer of the Company.

                      NOMINATION AND ELECTION OF DIRECTORS

     On November 1, 1994, the First Amended Joint Chapter 11 Plan of Reorganization of the Company, as amended (the 'Joint Plan'), was confirmed by the United States Bankruptcy Court for the District of New Jersey, Newark Division (the 'Bankruptcy Court'). The effective date of the Joint Plan occurred on January 18, 1995 (the 'Effective Date').

     The Company's By-Laws provide that the number of directors shall be not more than nine and not less than three as shall be determined from time to time by the Board of Directors. The Board of Directors of the Company currently consists of eight directors and, effective with the Annual Meeting, the number of directors will be set at seven. Three of the directors were directors at the date of confirmation of the Joint Plan and four were appointed pursuant to the Joint Plan, in each case subsequently re-elected at the 1995 and 1996 Annual Meeting of Stockholders. Two of these directors (together, the 'Stockholder Designees') are deemed by the Joint Plan to have been elected pursuant to the Company's Restated Certificate of Incorporation (the 'Certificate of Incorporation'), by the holders of the Class A Senior Preferred Shares, voting as a class, and by the holders of the Class A Senior Preferred Shares and the Class B Preferred Shares, voting together as a single class, in each case as a result of the dividend arrearages thereon. The special provisions of the Joint Plan applicable to the election of the Stockholder Designees expire at the Annual Meeting, the third annual meeting of stockholders held after the Effective Date. However, as a result of continuing dividend arrearages on the Preferred Shares, as specified in Board Proposals 2 and 3, the Board of Directors has nominated the Stockholder Designees, and the Stockholder Designees have agreed to serve, as the nominees for election as directors by the holders of the Preferred Shares pursuant to the Certificate of Incorporation. The Joint Plan also contains various other provisions with respect to transactions with certain affiliates, including Brooke. See 'Joint Plan Provisions for the Approval of Affiliated Transactions and Other Matters' below. The present term of office of all directors will expire at the Annual Meeting.

BOARD PROPOSAL 1--NOMINEES FOR ELECTION AS DIRECTORS BY HOLDERS OF COMMON
                   SHARES, CLASS A SENIOR PREFERRED SHARES AND CLASS B PREFERRED SHARES


     Provided a quorum is present, directors are elected by a plurality of the votes cast at an election, to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. The nominees for election as directors by holders of Common Shares, Class A Senior Preferred Shares and Class B Preferred Shares, voting together as a class, under Board Proposal 1 are discussed below. Although each nominee presently intends to serve on the Board of Directors, if any nominee is unable or unwilling to serve, the Board of Directors may nominate another person in substitution for such nominee, in which case the persons named as proxies in the accompanying proxy card shall vote FOR the election of such substitute nominee for director.

     The Board of Directors recommends that stockholders vote FOR election of the nominees named below.

     The following table sets forth, as to each of the nominees under Board Proposal 1, certain information as of the Record Date. Each nominee is a citizen of the United States of America.

                                                                                                        DIRECTOR
NAME AND ADDRESS                                 AGE   PRINCIPAL OCCUPATION                               SINCE
----------------------------------------------   ---   ----------------------------------------------   ---------
Bennett S. LeBow .............................   59    Chairman of the Board and Chief Executive         December
  New Valley Corporation                               Officer of the Company                                1987
  100 S.E. Second Street
  Miami, FL 33131

                                                                                                        DIRECTOR
NAME AND ADDRESS                                 AGE   PRINCIPAL OCCUPATION                               SINCE
----------------------------------------------   ---   ----------------------------------------------   ---------
Howard M. Lorber .............................   48    President and Chief Operating Officer of the       January
  New Valley Corporation                               Company                                               1991
  100 S.E. Second Street
  Miami, FL 33131

Richard J. Lampen ............................   43    Executive Vice President and General Counsel     July 1996
  New Valley Corporation                               of the Company
  100 S.E. Second Street
  Miami, FL 33131

Arnold I. Burns ..............................   67    Partner, Proskauer Rose LLP                       November
  Proskauer Rose LLP                                                                                         1994
  1585 Broadway
  New York, NY 10036


Ronald J. Kramer .............................   38    Chairman and Chief Executive Officer of           November
  Ladenburg Thalmann Group Inc.                        Ladenburg Thalmann Group Inc.                         1994
  1209 Orange Street
  Wilmington, DE 19801

------------------

     BENNETT S. LEBOW. For the past five years, Mr. LeBow's principal occupation has been as an officer and/or director of, and a private investor in, privately and publicly held companies.

     Mr. LeBow has been Chairman of the Board of the Company since January 1988 and Chief Executive Officer thereof since November 1994 and currently holds various positions with the Company's subsidiaries. Since June 1990, Mr. LeBow has been the Chairman of the Board, President and Chief Executive Officer of Brooke, a New York Stock Exchange-listed holding company, and since October 1986 has been a director of Brooke. Since November 1990, he has been Chairman of the Board, President and Chief Executive Officer of BGLS, which directly or indirectly holds Brooke's equity interests in several private and public companies. Each of the public companies have been, directly or indirectly, operating companies.

     Mr. LeBow has been a director of Liggett Group Inc. ('Liggett'), a manufacturer and seller of cigarettes, since June 1990 and was Chairman of the Board from July 1990 to May 1993. He served as one of three interim Co-Chief Executive Officers from March 1993 to May 1993. Liggett is a wholly-owned subsidiary of BGLS.

     Mr. LeBow was a director of MAI Systems Corporation ('MAI'), Brooke's former indirect majority-owned subsidiary, from September 1984 to October 1995, Chairman of the Board from November 1990 to May 1995 and the Chief Executive Officer from November 1990 to April 1993. In April 1993, MAI filed for protection under Chapter 11 of Title 11 of the United States Code. In November 1993, the United States Bankruptcy Court for the District of Delaware confirmed MAI's First Amended Joint Chapter 11 Plan of Reorganization, and it emerged from bankruptcy reorganization proceedings. MAI is engaged in the development, sale and service of a variety of computer and software products.

     HOWARD M. LORBER has been President and Chief Operating Officer of the Company since November 1994. Mr. Lorber has been Chairman of the Board and Chief Executive Officer of Hallman & Lorber Assoc., Inc., consultants and actuaries to qualified pension and profit sharing plans ('Hallman & Lorber'), and various of its affiliates since 1975. Mr. Lorber has been a stockholder and a registered representative of Aegis Capital Corp., a broker-dealer and a member firm of the National Association of Securities Dealers, since 1984; Chairman of the Board of Directors since 1987 and Chief Executive Officer since November 1993 of Nathan's Famous, Inc., a chain of fast food restaurants; a consultant to Brooke and its subsidiaries since January 1994; a director and member of the Audit Committee of United Capital Corp., a real estate investment and diversified manufacturing company, since May 1991; a director and member of the Audit Committee of Alpine Lace Brands, Inc., a company which develops and markets a full line of low salt, low cholesterol and fat-free cheeses, since 1993; and a director and member of the Audit Committee of Prime Hospitality Corp., a company doing business in the lodging industry, since May 1994.

     RICHARD J. LAMPEN has been the Executive Vice President and General Counsel of the Company since October 1995. Since July 1996, Mr. Lampen has served as Executive Vice President of Brooke and BGLS. Mr. Lampen has been a director of Thinking Machines Corporation, a developer and marketer of data mining and knowledge discovery software in which the Company has a controlling interest, since February 1996, and a director of PC411, Inc., a provider of on-line electronic directory assistance to personal computer users in which the Company also has a controlling interest, since January 1997. From May 1992 to September 1995, Mr. Lampen was a partner at Steel Hector & Davis, a law firm located in Miami, Florida. From January 1991 to April 1992, Mr. Lampen was a Managing Director at Salomon Brothers Inc, an investment bank, and was an employee at Salomon Brothers Inc from 1986 to April 1992. Mr. Lampen has served as a director of a number of other companies, including U.S. Can Corporation and The International Bank of Miami, N.A., as well as a court-appointed independent director of Trump Plaza Funding, Inc.

     ARNOLD I. BURNS has been a partner of Proskauer Rose LLP ('Proskauer'), a New York-based law firm, since September 1988. Mr. Burns was an Associate Attorney General at the United States Department of Justice in 1986 and Deputy Attorney General from 1986 to 1988.

     RONALD J. KRAMER has been Chairman and Chief Executive Officer of Ladenburg Thalmann Group Inc. ('Ladenburg Group') since June 1995 and Chairman of the Board and Chief Executive Officer of Ladenburg Thalmann & Co. Inc. ('Ladenburg'), a broker-dealer and investment bank, since December 1995 and an employee thereof for more than the past five years. Ladenburg Group and Ladenburg are direct and indirect wholly-owned subsidiaries of the Company. Mr. Kramer currently serves on the Boards of Directors of Griffon Corporation and Grand Casinos, Inc.

BOARD PROPOSAL 2--NOMINEES FOR ELECTION AS DIRECTORS BY HOLDERS OF CLASS A SENIOR PREFERRED SHARES

     The Certificate of Incorporation provides that when six quarterly dividends (whether or not consecutive) payable on the Class A Senior Preferred Shares are in arrears, the holders thereof, voting as a class, are entitled to elect two directors. As of and through December 31, 1996, more than six quarterly dividends payable on the Class A Senior Preferred Shares were in arrears. During 1996, the Company declared and paid cash dividends on the Class A Senior Preferred Shares of $40 per share (the '1996 Dividends'). At June 30, 1997, the cumulative compounded amount of dividend arrearages on the Class A Senior Preferred Shares was $139,017,117, or $129.75 per share, after giving effect to such 1996 Dividends.

     Pursuant to the Certificate of Incorporation, directors are elected by a plurality of the votes cast, to serve until the earlier of the date on which dividend arrearages have been eliminated (as discussed below) or the next annual meeting.

     However, pursuant to the Joint Plan, whenever the provisions of the

Certificate of Incorporation provide for the vote of the holders of the Class A Senior Preferred Shares acting as a single class, then, for such vote to be effective, it must, in addition to satisfying the above requirement and all other applicable requirements, reflect the affirmative vote of either (i) 80% of the outstanding Class A Senior Preferred Shares, or (ii) a simple majority of all Class A Senior Preferred Shares voting on the issue, exclusive of Class A Senior Preferred Shares beneficially owned by the Brooke Group (as defined below). As a result, the nominees for election as directors by holders of Class A Senior Preferred Shares must be elected by a vote which meets the requirements of the Joint Plan described in the preceding sentence.

     The 'Brooke Group' means any or all of the following: (i) Mr. LeBow, his parents, his parents' lineal descendants, any spouse of the foregoing, and any trust for the benefit of the foregoing; (ii) Brooke, BGLS or any entity that is, directly or indirectly, controlled by one or more of the foregoing persons or trusts described in clause (i) above, or of which any of the foregoing persons is a director, officer, general partner, trustee or a person who acts in a similar capacity; and (iii) any entity in which one or more of the foregoing persons or entities described in clauses (i) and (ii) above, own (individually or in the aggregate) 5% or more of the voting power or economic interest (or, in the case of a trust or estate, 5% or more of the beneficial interest).

     Whenever all arrears in dividends on the Class A Senior Preferred Shares then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Class A Senior Preferred Shares to elect such additional two directors shall cease, and the terms of office of all persons elected as directors by the holders of the Class A Senior Preferred Shares shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. In case any vacancy shall occur among the directors elected by the holders of the Class A Senior Preferred Shares, a successor shall be elected by the Board of Directors to serve until the next annual meeting of the stockholders or special meeting held in place thereof upon the nomination of the then remaining director elected by such holders or the successor of such remaining director.

     As discussed earlier, the Stockholder Designees were deemed by the Joint Plan to have been elected by the holders of the Preferred Shares pursuant to the Certificate of Incorporation as a result of the dividend arrearages thereon. The special provisions of the Joint Plan applicable to the election of the Stockholder Designees expire at the Annual Meeting, the third annual meeting of stockholders held after the Effective Date. As a result of the continuing dividend arrearages on the Preferred Shares, the Board of Directors has nominated the Stockholder Designees, and the Stockholder Designees have agreed to serve, as the nominees for election as directors by the holders of the Class A Senior Preferred Shares under this Board Proposal 2 and as nominees for election as directors by the holders of the Class A Senior Preferred Shares and the Class B Preferred Shares under 'Board Proposal 3' below.

     For further information on the Board of Directors, including the number of directors and committees of the Board of Directors, see 'Board Proposal 1' above and 'Board of Directors and Committees' below.

     The Board of Directors recommends that holders of the Class A Senior Preferred Shares vote FOR election of the nominees named below, both of whom have served as the Stockholder Designees.

     The following table sets forth, as to each of the nominees under Board Proposal 2, certain information as of the Record Date. Each nominee is a citizen of the United States of America.

                                                                                                        DIRECTOR
NAME AND ADDRESS                                 AGE   PRINCIPAL OCCUPATION                               SINCE
----------------------------------------------   ---   ----------------------------------------------   ---------

Henry C. Beinstein ...........................   54    Executive Director,                               November
  Schulte Roth & Zabel LLP                             Schulte Roth & Zabel LLP                              1994
  900 Third Avenue
  New York, NY 10022

Barry W. Ridings .............................   45    Managing Director,                                November
  Alex. Brown & Sons, Incorporated                     Alex. Brown & Sons, Incorporated                      1994
  1290 Avenue of the Americas
  New York, NY 10104

------------------

     HENRY C. BEINSTEIN became the Executive Director of Schulte Roth & Zabel LLP, a New York-based law firm, in August 1997. Prior thereto, Mr. Beinstein had served as the Managing Director of Milbank, Tweed, Hadley & McCloy ('Milbank'), a New York-based law firm, commencing November 1995. Mr. Beinstein was the Executive Director of Proskauer from April 1985 through October 1995. Mr. Beinstein is a certified public accountant in the States of New York and New Jersey and prior to joining Proskauer was a partner and National Director of Finance and Administration at Coopers & Lybrand.

     BARRY W. RIDINGS has been a Managing Director of Alex. Brown & Sons, Incorporated, an investment banking firm, since March 1990. Mr. Ridings currently serves on the Board of Directors of TransCor Waste Services, Inc., SubMicron Systems Corporation, Norex Industries, Inc., Noodle Kidoodle Inc., Search Capital Group, Inc. and Telemundo Group, Inc.

BOARD PROPOSAL 3-- NOMINEES FOR ELECTION AS DIRECTORS BY HOLDERS OF CLASS A
                  SENIOR PREFERRED SHARES AND CLASS B PREFERRED SHARES

     Pursuant to the Certificate of Incorporation, when six quarterly dividends (whether or not consecutive) payable on the Class B Preferred Shares are in arrears, the holders of Class B Preferred Shares and Class A Senior Preferred Shares, voting together as a single class, are entitled to elect two directors.

No dividends on the Class B Preferred Shares have been declared and paid since 1988. As of and through December 31, 1996, more than six quarterly dividends payable on the Class B Preferred Shares were in arrears. At June 30, 1997, the cumulative compounded amount of dividend arrearages on the Class B Preferred Shares was $127,266,420, or $45.60 per share.

     Pursuant to the Certificate of Incorporation, directors are elected by a plurality of the votes cast, to serve until the earlier of the date on which dividend arrearages have been eliminated (as discussed below) or the next annual meeting. Whenever all arrears in dividends on the Class B Preferred Shares then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Class B Preferred Shares to elect such additional two directors shall cease, and the terms of office of all persons elected as directors by the holders of the Class B Preferred shares shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. In case any vacancy shall occur among the directors elected by the holders of the Class B Preferred Shares, a successor shall be elected by the Board of Directors to serve until the next annual meeting of the stockholders or special meeting held in place thereof upon the nomination of the then remaining director elected by such holders or the successor of such remaining director. Messrs. Beinstein and Ridings, both of whom have served as the Stockholder Designees, are the nominees for election as directors by holders of Class B Preferred Shares voting together as a single class with the Class A Senior Preferred Shares under this Board Proposal 3, and are nominees for election as directors by the holders of the Class A Senior Preferred Shares under 'Board Proposal 2' above. For information on such nominees and other matters relating thereto, see 'Board Proposal 2' above.

     The Board of Directors recommends that holders of the Preferred Shares vote FOR election of the nominees named in this Board Proposal 3.

BOARD OF DIRECTORS AND COMMITTEES

     During 1996, the Board of Directors held 5 meetings. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and of each committee of which he was a member held during such period. During that period, the Executive Committee (composed of Messrs. LeBow, as Chairman, Lorber, and Burns) met 9 times and the Audit Committee (composed of Messrs. Beinstein and Kramer and, until November 1996, the late director Paul L. McDermott) met once. Effective as of March 12, 1997, Mr. Ridings was appointed to serve as a member of the Audit Committee as a successor to Mr. McDermott.

     The Executive Committee exercises, in the intervals between meetings of the Board of Directors, all the powers of the Board of Directors in the management and affairs of the Company.

     The Audit Committee reviews, with the Company's independent auditors, matters relating to the scope and plan of the audit, the adequacy of internal controls and the preparation of financial statements, and reports and makes recommendations to the Board of Directors with respect thereto.

     In November 1994, the Board of Directors determined not to have a separate compensation committee and to act on compensation matters as a committee of the whole. For information on the compensation of the Company's executive officers, see 'Board Compensation Committee Report on Executive Compensation'. The Company does not have a nominating committee.

     In January 1997, the Board of Directors appointed a Special Committee (composed of Messrs. Beinstein, Burns and Ridings) for the purpose of reviewing the Company's purchase of the BML Shares (as defined herein). For a description of the Company's purchase of the BML Shares, see 'Certain Relationships and Related Transactions'.

EXECUTIVE COMPENSATION

     The following table sets forth information concerning compensation awarded to, earned by or paid during the past three years to those persons who were, at December 31, 1996, the Company's Chief Executive Officer and the three other executive officers whose cash compensation exceeded $100,000 (collectively, the 'named executive officers').

                         SUMMARY COMPENSATION TABLE(1)

                                                                                 LONG-TERM
                                                                                COMPENSATION
                                                                         --------------------------
                                                                                         SECURITIES
                                                                                           UNDER-
                                                  ANNUAL COMPENSATION    RESTRICTED        LYING
                                                 ---------------------     STOCK          OPTIONS      ALL OTHER
NAME AND PRINCIPAL POSITION               YEAR     SALARY      BONUS      AWARD(S)          (#)       COMPENSATION
----------------------------------------  ----   ----------   --------   ----------      ----------   ------------

Bennett S. LeBow .......................  1996   $2,000,000         --           --             --         --
  Chairman and Chief Executive            1995    1,894,823         --           --             --         --
  Officer(2)                              1994       71,045         --           --             --         --

Howard M. Lorber .......................  1996   $1,250,000   $300,000   $4,356,000(3)     427,000(4)      --
  President and Chief Operating           1995      956,376    500,000           --             --         --
  Officer(2)                              1994       56,008         --           --             --         --

Richard J. Lampen ......................  1996   $  600,000   $100,000           --             --         --
  Executive Vice President and            1995      150,000    100,000           --             --         --
  General Counsel(5)

Robert M. Lundgren(6) ..................  1996   $   90,000   $ 15,000           --             --         --
  Vice President, Chief Financial
  Officer and Treasurer

------------------
(1) The aggregate value of perquisites and other personal benefits received by the named executive officers are not reflected because the amounts were below the reporting requirements established by the rules of the SEC.

(2) Messrs. LeBow and Lorber received no compensation or other payments for services rendered to the Company for any period prior to November 15, 1994 other than compensation (not included in the table) which was received in their capacities as directors and certain expense reimbursements.

(3) Represents an award of 36,000 Class A Senior Preferred Shares valued based on the closing price on the date of issuance. Subject to earlier vesting upon a change of control (as defined), the shares vest in six equal annual installments commencing on July 1, 1997. The shares are identical with all other Class A Senior Preferred Shares issued and outstanding as of July 1, 1996, including undeclared dividends of $3,776,000 and declared dividends of $1,080,000. Dividends are payable on the shares provided that such payments will be deferred until the time of vesting. At December 31, 1996, the shares had a market value of $4,320,000 (without giving effect to any diminution in value attributable to the restrictions).

(4) Represents options to purchase 330,000 Common Shares and 97,000 Class B Preferred Shares. See 'Option Grants in Fiscal 1996'.

(5) Mr. Lampen commenced employment with the Company in October 1995. In 1996, all of Mr. Lampen's salary and bonus were paid by the Company, and 25% (or $175,000) was subsequently reimbursed to the Company by Brooke. The table reflects 100% of Mr. Lampen's 1996 salary and bonus.

(6) Effective May 7, 1996, Mr. Lundgren was appointed Vice President, Chief Financial Officer and Treasurer of the Company.

     The following table sets forth certain information regarding stock options granted during 1996.

                          OPTION GRANTS IN FISCAL 1996

                                                PERCENT OF
                             NUMBER OF            TOTAL
                            SECURITIES           OPTIONS
                            UNDERLYING          GRANTED TO     EXERCISE     GRANT DATE                     GRANT DATE
                              OPTIONS           EMPLOYEES        PRICE     MARKET VALUE   EXPIRATION      PRESENT VALUE
NAME                        GRANTED (#)       IN FISCAL YEAR   ($/SHARE)    ($/SHARE)        DATE            ($)(2)
---------------------  ---------------------  --------------   ---------   ------------   ----------   -------------------
Howard M. Lorber       330,000 Common               100            .58         2.75        07/01/06          878,000
                         Shares(1)
                       97,000 Class B               100           1.85         9.25        07/01/06          895,000
                         Preferred Shares(1)

------------------

(1) Represents options to purchase 330,000 Common Shares and 97,000 Class B Preferred Shares, which were granted on November 18, 1996.

(2) The estimated present value at grant date of options granted during fiscal year 1996 has been calculated using the Black-Scholes option pricing model, based upon the following assumptions: volatility of 101% for the Common Shares and 171% for the Class B Preferred Shares, a risk free rate of 6.2%, an expected life of 10 years, and no expected dividends or forfeiture. The approach used in developing the assumptions upon which the Black-Scholes valuation was done is consistent with the requirements of Statement of Financial Accounting Standards No. 123, 'Accounting for Stock-Based Compensation'.

STOCK OPTION EXERCISES

     There were no stock options exercised by the named executive officers during 1996.

COMPENSATION OF DIRECTORS

     In 1996, each non-employee director of the Company received an annual fee of $35,000 for serving on the Board of Directors, an annual fee of $30,000 for serving on the Executive Committee thereof and a $1,000 fee for attendance at each meeting of the Board of Directors or a committee thereof (other than the Executive Committee).

EMPLOYMENT AGREEMENTS

     Mr. LeBow is a party to an employment agreement with the Company dated as of June 1, 1995, as amended effective as of January 1, 1996. The agreement has an initial term of three years effective as of January 18, 1995 (the 'Effective Date'), with an automatic one year extension on each anniversary of the Effective Date unless notice of non-extension is given by either party within the sixty-day period prior to such anniversary date. As of January 1, 1997, Mr. LeBow's annual base salary was $2,000,000. Following termination of his employment without cause (as defined therein), he would continue to receive his base salary for a period of 36 months commencing with the next anniversary of the Effective Date following the termination notice. Following termination of his employment within two years of a change of control (as defined therein), he is entitled to receive a lump sum payment equal to 2.99 times his then current base salary. The Joint Plan provides that the annual compensation paid to Mr. LeBow for services rendered in his capacity as an officer or director of the Company shall not exceed $2,000,000.

     Howard M. Lorber is a party to an employment agreement with the Company dated June 1, 1995, as amended. The agreement has an initial term of three years effective as of January 18, 1995 (the 'Effective Date'), with an automatic one year extension on each anniversary of the Effective Date unless notice of non-extension is given by either party within the sixty-day period prior to such anniversary date. As of January 1, 1997, Mr. Lorber's annual base salary was $1,400,000. The Board shall periodically review such base salary and may increase (but not decrease) it from time to time, in its sole discretion. In addition, the Board of Directors may award an annual bonus to Mr. Lorber at its sole discretion. The Board of Directors awarded Mr. Lorber a bonus of $300,000 for 1996. Following termination of his employment without cause (as defined therein), he would continue to receive his base salary for a period of 36 months commencing with the next anniversary of the Effective Date following the termination notice. Following termination of his employment within two years of a change of control (as defined therein), he is entitled to receive a lump sum payment equal to 2.99 times the sum of (i) his then current base salary and (ii) the Bonus Amounts (as defined therein) earned by him for the twelve-month period ending with the last day of the month immediately preceding the month in which the termination occurs.

     Richard J. Lampen is a party to an employment agreement with the Company dated September 22, 1995. The agreement has an initial term of two and a quarter years from October 1, 1995 with automatic renewals after the initial term for additional one-year terms unless notice of non-renewal is given by either party within the ninety-day period prior to the termination date. As of January 1, 1997, his annual base salary was $650,000. In addition, the Board of Directors may award an annual bonus to Mr. Lampen at its sole discretion. The Board of Directors awarded Mr. Lampen a bonus of $100,000 for 1996. The Board shall review such base salary annually and may increase (but not decrease) it from time to time, in its sole discretion. Following termination of his employment without cause (as defined therein), he shall receive severance pay in a lump sum equal to the amount of his base salary he would have received if he was employed for one year after termination of his employment term.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company does not currently have a Compensation Committee. The Board of Directors acts on compensation matters as a Committee of the whole. Mr. LeBow has been Chairman of the Board of the Company since 1988 and Chief Executive Officer since November 1994, Mr. Lorber was named President and Chief Operating Officer of the Company in November 1994, Mr. Kramer was named Chairman of the Board and Chief Executive Officer of Ladenburg Group in June 1995 and Chairman of the Board and Chief Executive Officer of Ladenburg in December 1995, and Mr. Lampen was named Executive Vice President and General Counsel of the Company in October 1995.

     During 1996, Mr. LeBow was Chairman of the Board, President and Chief Executive Officer of Brooke (a member of the Compensation Committee) and BGLS; and as of July 1996, Mr. Lampen was Executive Vice President of Brooke and BGLS.

     For information on the interests of Messrs. LeBow, Lorber and Lampen in Brooke and certain other relationships and transactions, see 'Security Ownership of Certain Beneficial Owners and Management', 'Nomination and Election of Directors--Board Proposal Number 1', 'Joint Plan Provisions for Approval of Affiliated Transactions and Other Matters' and 'Certain Relationships and Related Transactions'.

PENSION PLANS

     In connection with the Company's sale of its wholly-owned subsidiary,

Western Union Financial Services, Inc. ('FSI'), to First Financial Management Corporation on November 15, 1994 pursuant to the Joint Plan, the Western Union Pension Plan (the 'Pension Plan') was assumed by FSI and the Company was released from all obligations thereunder.

     None of the current employees of the Company are entitled to any benefits under the Pension Plan.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     From January 1, 1994 through January 18, 1995, the Company handled its corporate governance and business affairs, including matters relating to executive compensation, under the supervision of the Bankruptcy Court. The policy of the Company regarding the compensation of its executive officers, which was disclosed in the Disclosure Statement, dated September 27, 1994, relating to the Joint Plan is to maintain a total compensation program competitive with comparable companies in order to attract and retain highly qualified personnel. The Company does not currently have a compensation committee. The Board of Directors acts on compensation matters as a committee of the whole.

     In June 1995, the Company entered into employment agreements, as amended, with Messrs. LeBow and Lorber, after it had engaged an independent executive compensation advisor (the 'Advisor'), to advise it with respect to the compensation of such executive officers. In addition, the Company had appointed Messrs. Burns, McDermott and Ridings as members of an ad hoc committee (the 'Committee') to review the Advisor's report and make a recommendation to the Board of Directors on such compensation. The Committee evaluated various factors, including the roles of such executive officers in effecting recent material transactions entered into by the Company, the executive officers' prior services rendered to the Company, and the compensation levels of other senior executive officers at comparable companies performing comparable services. In determining the appropriate compensation level for Mr. LeBow's employment agreement, the Board of Directors, after a review of such matters, including the recommendation of the Committee and the report of the Advisor, accepted the recommendation of the Committee at a special meeting of the Board of Directors in April 1995. First, the Board of Directors noted that the Joint Plan provides that the compensation to be paid to Mr. LeBow for services rendered in his capacity as an officer or director of the Company could not exceed $2,000,000 per year, and that such compensation restrictions were extensively discussed during the Company's bankruptcy reorganization proceedings. The Board of Directors then determined, based upon additional recommendations of the Committee and the Advisor's report, that: (i) the Company had been relying on a temporary exemption from registration pursuant to Rule 3a-2 under the Investment Company Act of 1940; (ii) implementation of the Company's strategy of acquisitions and dispositions in connection therewith would involve complex matters requiring dedicated senior management; (iii) Mr. LeBow possessed substantial experience in acquiring and managing operating companies; and (iv) the proposed annual compensation level of $2,000,000 for Mr. LeBow was reasonable compared to the compensation levels of other chief executive officers at comparable companies performing comparable services.

Because Mr. LeBow's compensation is limited to $2,000,000 per year pursuant to the Joint Plan, as indicated above, Mr. LeBow does not receive any bonus or other payment based upon the Company's performance.

     In determining the compensation levels of the Company's other executive officers, the Board of Directors reviews, as to each officer, such officer's prior experience, including that with respect to acquiring and managing operating companies and such officer's contribution to the Company's strategy with respect thereto, and the salary of such officer compared to the compensation levels of other executive officers performing comparable services, both in the Company and of comparable companies. In addition, the employment agreements of certain executive officers provide for the payment of bonuses at the sole discretion of the Board of Directors. Based on various factors, including those specified in the preceding paragraph, Messrs. Lorber, Lampen and Lundgren were awarded bonuses of $300,000, $100,000 and $15,000, respectively, by the Board of Directors in 1996. See 'Employment Agreements', above. In 1996, Mr. Lorber was also granted certain stock options and awarded certain restricted shares. See 'Executive Compensation--Summary Compensation Table and Option Grants in Fiscal 1996'.

     In 1993, Section 162(m) was added to the Internal Revenue Code of 1986, as amended (the 'Code'). This Section generally provides that no publicly held company shall be permitted to deduct compensation in excess of $1 million paid in any taxable year to its chief executive officer or any of its four other highest paid officers unless: (i) the compensation is payable solely on account of the attainment of performance goals; (ii) the performance goals are determined by a compensation committee of two or more outside directors; (iii) the material terms under which compensation is to be paid are disclosed to and approved by the stockholders of the Company; and (iv) the compensation committee certifies that the performance goals were met. This limitation is applicable to compensation paid by the Company to certain of its executive officers. The effect of the Code Section 162(m) limitation is substantially mitigated by the Company's net operating losses, although the amount of any deduction disallowed under Code Section 162(m) could increase the Company's alternative minimum tax by up to 2% of such disallowed amount. For information relating to the Company's net operating losses, see Note 11 (Federal Income Tax) to the Company's Consolidated Financial Statements, which Note is set forth in the Annual Report enclosed herewith, and which Note is incorporated herein by reference thereto.

     The foregoing information is provided by the Board of Directors of the Company.

                                          Henry C. Beinstein
                                          Arnold I. Burns
                                          Ronald J. Kramer
                                          Richard J. Lampen
                                          Bennett S. LeBow
                                          Howard M. Lorber
                                          Richard S. Ressler
                                          Barry W. Ridings

PERFORMANCE GRAPH


     The following graph compares the total annual return of the Company's Common Shares, the S&P 500 Index, the S&P SmallCap 600 Index, and the NASDAQ Composite Index for the five years ended December 31, 1996. The graph assumes the value of the investment in the Common Shares and each index was $100 on December 31, 1991 and that all dividends were reinvested. No dividends were paid on Common Shares in the years indicated below. Because of (i) the Company's emergence in 1995 from bankruptcy and (ii) the Company's subsequent material acquisitions and dispositions, the Company does not believe that it can reasonably identify a 'peer group', and in lieu thereof has included statistical information with respect to companies in the S&P 500 Index, the S&P SmallCap 600 Index and the NASDAQ Composite Index.

                                   [GRAPHIC]

                                  12/91    12/92    12/93    12/94    12/95    12/96
New Valley Corporation             $100     $138      $25      $75     $216      $53
S&P 500                            $100     $108     $118     $120     $165     $203
S&P SmallCap 600                   $100     $121     $145     $138     $177     $215
NASDAQ Composite                   $100     $116     $135     $130     $181     $223

JOINT PLAN PROVISIONS FOR APPROVAL OF AFFILIATED TRANSACTIONS AND OTHER MATTERS

     The following summary of the Joint Plan is qualified in its entirety by reference to the Joint Plan which is incorporated by reference as an exhibit to the Annual Report enclosed herewith.

     The Joint Plan (i) makes provisions for restrictions on and approvals for certain transactions with affiliates to which the Company may be a party, (ii) imposes requirements regarding proposed investments in capital stock or other ownership interests in other entities, or in capital assets, under certain circumstances, and (iii) requires that, whenever the vote of the holders of Class A Senior Preferred Shares acting as a single class is necessary for any approval, then such vote must, in addition to satisfying all other applicable requirements, reflect the affirmative vote of either (x) 80% of the outstanding shares of that class or (y) a simple majority of all shares of that class voting on the issue exclusive of shares beneficially owned by the Brooke Group.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Lorber, a director and executive officer of the Company, is a stockholder and registered representative of Aegis Capital Corp. ('Aegis'), a broker-dealer that has performed services for the Company and its subsidiaries since before January 1, 1996. During 1996, Aegis received commission and other income in the aggregate amount of approximately $316,781. Aegis, in the ordinary course of its business in 1996, engaged in brokerage activities with Ladenburg on customary terms. Mr. Lorber is also Chairman of the Board and Chief Executive Officer of Hallman & Lorber and its affiliates, and serves as a consultant to

Brooke and BGLS and is a stockholder of Brooke. During 1996, Hallman & Lorber and its affiliates received ordinary and customary insurance commissions aggregating approximately $43,080 on various insurance policies issued for the Company.

     On December 18, 1996, the Company loaned to BGLS $990,000 under a short-term promissory note due January 31, 1997 and bearing interest at 14%. On January 2, 1997, the Company loaned to BGLS an additional $975,000 under another short-term promissory note due January 31, 1997 and bearing interest at 14%. Both loans including interest were repaid on January 31, 1997.

     On January 31, 1997, the Company entered into a stock purchase agreement (the 'Purchase Agreement') with Brooke (Overseas) Ltd. ('BOL'), a wholly-owned subsidiary of Brooke, pursuant to which the Company acquired 99.1% of the shares (the 'BML shares') of the common stock of BrookeMil Ltd. ('BML'), a subsidiary of BOL engaged in real estate development in Russia, from BOL. The Company paid to BOL a purchase price of $55 million, consisting of $21.5 million in cash and the $33.5 million 9% Note of the Company. The Note is collateralized by the BML Shares. On June 30, 1997, $18 million of the Note became payable (net of an April 1997 $3.5 million prepayment) and was paid by the Company. The remaining $12 million of the Note is payable on or before December 31, 1997. The transaction was approved by a Special Committee consisting of independent members of the Board of Directors of the Company. The Company retained independent legal and financial advisors in connection with the evaluation and negotiation of the transaction.

     The foregoing description of the BML purchase is qualified in its entirety by reference to the Purchase Agreement and the annexes thereto, copies of which are incorporated by reference as exhibits to the Annual Report enclosed herewith and are incorporated herein by reference. See Item 1. 'Business--BrookeMil Ltd.' as well as Note 22 (Subsequent Events) to the Company's Consolidated Financial Statements for information concerning the transaction and a pending lawsuit relating to the Company's purchase of the BML Shares, each of which is set forth in the Annual Report enclosed herewith and is incorporated herein by reference thereto.

     In 1995, the Company and Brooke entered into an expense sharing agreement pursuant to which certain lease, legal and administrative expenses are allocated to the entity incurring the expense. The Company expensed $415,272 under this agreement for the year ended December 31, 1996.

     During 1996, the Company entered into a court-approved Stipulation and Agreement (the 'Settlement') with Brooke and BGLS relating to Brooke's and BGLS's application under the Federal Bankruptcy Code for reimbursement of legal fees and expenses incurred by them in connection with the Company's bankruptcy reorganization proceedings. Pursuant to the Settlement, the Company reimbursed Brooke and BGLS $655,217 for such legal fees and expenses. The terms of the Settlement were substantially similar to the terms of previous settlements between the Company and other applicants who had sought reimbursement of reorganization-related legal fees and expenses.


     Mr. Ressler, a director of the Company, is Chairman of the Board and the beneficial owner of more than 10% of the shares of MAI, which in 1996 entered in certain arrangements with Ladenburg, whereby MAI has sold computer and software products and has been providing related professional and support services to Ladenburg. During 1996 and through June 30, 1997, Ladenburg paid MAI, in the aggregate, approximately $394,000 for such products and services.

     In March 1997, the Company acquired a membership interest in Orchard/JFAX Investors, LLC ('Orchard/JFAX'), of which Mr. Ressler serves as a managing member, for $1 million. Orchard/JFAX holds a controlling interest in JFAX Communications Inc., a provider of telecommunication services.

     Mr. Burns, a director of the Company, is a partner of Proskauer, a law firm which has been engaged to perform legal services for the Company in the past and which may be so engaged in the future. The fees received for such legal services in 1996 did not exceed five percent of the law firm's revenues.

     During 1996, Mr. Beinstein, a director of the Company, was the Managing Director of Milbank, a law firm which has been engaged to perform legal services for the Company in the past and which may be so engaged in the future. The fees received for such legal services in 1996 did not exceed five percent of the law firm's revenues.

     Certain Matters Relating to RJR Nabisco. For information concerning certain agreements and transactions between the Company and Brooke relating to RJR Nabisco, see Item 7. 'Management's Discussion and Analysis of Financial Condition and Results of Operations--Recent Developments--Certain Matters Relating to RJR Nabisco' and Note 5 (Investment Securities Available for Sale) and Note 18 (Related Party Transactions) to the Company's Consolidated Financial Statements, each of which is set forth in the Annual Report enclosed herewith and is incorporated herein by reference thereto.

     See also 'Compensation Committee Interlocks and Insider Participation'.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     Coopers & Lybrand L.L.P. has been the independent auditors for the Company since March 1995 and will serve in that capacity for the 1997 fiscal year unless the Board of Directors deems it advisable to make a substitution. It is expected that one or more representatives of such firm will attend the Annual Meeting and be available to respond to any questions. These representatives will be given an opportunity to make statements at the Annual Meeting if they so desire.

     On March 8, 1995, the Board of Directors voted to terminate the engagement of Price Waterhouse LLP ('Price Waterhouse') as its independent auditors effective upon completion of the audit for the fiscal year ended December 31, 1994, and to approve the engagement of Coopers & Lybrand, as auditors for the fiscal year 1995.

     During the fiscal year ended December 31, 1994 and the subsequent interim period through March 8, 1995, there were no disagreements with Price Waterhouse on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Price Waterhouse, would have caused them to make reference in connection with their opinion to the subject matter of the disagreements.

     The audit reports of Price Waterhouse on the consolidated financial statements of the Company and its subsidiaries, as of and for the fiscal year ended December 31, 1994 and the subsequent interim period through March 8, 1995, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified as to audit scope or accounting principles.

     The Company engaged Coopers & Lybrand as its independent auditors as of March 8, 1995.

                                 MISCELLANEOUS

1996 ANNUAL REPORT ON FORM 10-K

     The Company has mailed, with this proxy statement, copies of the Annual Report to the holders of its Class A Senior Preferred Shares, Class B Preferred Shares and Common Shares as of the Record Date. THE COMPANY WILL PROVIDE WITHOUT CHARGE, TO EACH HOLDER OF CLASS A SENIOR PREFERRED SHARES, CLASS B PREFERRED SHARES AND COMMON SHARES AS OF THE RECORD DATE, A COPY OF THE ANNUAL REPORT ON THE WRITTEN REQUEST OF ANY SUCH HOLDER ADDRESSED TO THE COMPANY'S SECRETARY AT NEW VALLEY CORPORATION, 100 S.E. SECOND STREET, MIAMI, FLORIDA 33131.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, as well as persons who own more than 10% of a registered class of the Company's equity securities (the 'Reporting Persons'), to file reports of initial beneficial ownership and changes in beneficial ownership on Forms 3, 4 and 5 with the SEC. Such Reporting Persons are also required by SEC regulations to furnish the Company with copies of all such reports that they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during and with respect to the fiscal year ended December 31, 1996, all Reporting Persons have timely complied with all filing requirements applicable to them.

STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

     Proposals of security holders intended to be presented at the 1998 Annual Meeting of Stockholders of the Company must be received by the Company at its principal executive offices, 100 S.E. Second Street, Miami, Florida 33131,
Attention: Marc N. Bell, Secretary, on or before April 14, 1998 in order to be included in the Company's proxy statement and accompanying proxy card relating to that meeting.

OTHER MATTERS

     The cost of this solicitation of proxies will be borne by the Company. In addition to the use of the mails, some of the directors, officers and regular employees of the Company may, without additional compensation, solicit proxies personally or by telephone. The Company will reimburse brokerage houses, banks and other custodians, nominees and fiduciaries for expenses incurred in forwarding soliciting material to the beneficial owners of Class A Senior Preferred Shares, Class B Preferred Shares and Common Shares.

     The Board of Directors knows of no other matters which will be presented at the Annual Meeting. If, however, any other matter is properly presented at the Annual Meeting, the proxy solicited by this proxy statement will be voted on such matters in accordance with the judgment of the person or persons holding such proxy.

                                          By Order of the Board of Directors,

                                          /s/ Bennett S. Lebow
                                          --------------------------
                                          BENNETT S. LEBOW
                                          Chairman of the Board of Directors

Date: August 15, 1997

                                 [FORM OF PROXY]

PROXY CARD

                            NEW VALLEY CORPORATION
                     1997 ANNUAL MEETING OF STOCKHOLDERS


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned is the record holder of $15.00 Class A Increasing Rate Cumulative Senior Preferred Shares ($100 Liquidation Value), par value $.01 per share (the "Class A Senior Preferred Shares"), of New Valley Corporation, a Delaware corporation (the "Company"), and hereby appoints each of Marc N. Bell and Robert M. Lundgren, and each of them, with full power of substitution, for and in the name of the undersigned, to represent and to vote, as designated below, all Class A Senior Preferred Shares that the undersigned is entitled to vote if personally present at the 1997 Annual Meeting of Stockholders of the Company to be held at The Hyatt Regency Miami, 400 S.E. Second Avenue, Miami, Florida 33131 on Monday, September 22, 1997 at 11:00 A.M. local time, and at any adjournment or postponement thereof. The undersigned hereby revokes any previous proxies with respect to the matters covered by this Proxy.

(Please mark with an "X" in the appropriate boxes)

1. Election of Bennett S. LeBow, Howard M. Lorber, Richard J. Lampen, Arnold I Burns and Ronald J. Kramer as directors whose terms expire in 1998.

      / / FOR all nominees listed above         / / WITHHOLD AUTHORITY
          (except as marked to the                  to vote for all of the
           contrary below)                          nominees listed above

(INSTRUCTION: To withhold authority to vote for one or more but not all of the nominees, mark FOR above and print the name(s) of the person(s) with respect to whom you wish to withhold authority in the space provided below.)

                     ------------------------------------

2. Election of Henry C. Beinstein and Barry W. Ridings as directors representing the holders of the Class A Senior Preferred Shares, whose terms expire in 1998.

      / / FOR all nominees listed above         / / WITHHOLD AUTHORITY
          (except as marked to the                  to vote for all of the
          contrary below)                           nominees listed above

(INSTRUCTION: To withhold authority to vote for one or more but not all of the nominees, mark FOR above and print the name(s) of the person(s) with respect to whom you wish to withhold authority in the space provided below.)

                     ------------------------------------


3. Election of Henry C. Beinstein and Barry W. Ridings as directors representing the holders of the Class A Series Preferred Shares and the $3.00 Class B Cumulative Convertible Preferred Shares, whose terms expire in 1998.

      / / FOR all nominees listed above          / / WITHHOLD AUTHORITY
          (except as marked to the                   to vote for all of the
          contrary below)                            nominees listed above

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE).

(INSTRUCTION: To withhold authority to vote for one or more but not all of the nominees, mark FOR above and print the name(s) of the person(s) with respect to whom you wish to withhold authority in the space provided below.)


                     ------------------------------------


4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

             / /  FOR              / /  AGAINST         / /  ABSTAIN

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED.

      This Proxy, when properly executed, will be voted in the manner marked herein by the undersigned stockholder. IF NO MARKING IS MADE, THIS PROXY WILL BE DEEMED TO BE A DIRECTION TO VOTE FOR THE COMPANY'S NOMINEES LISTED IN ITEMS 1, 2 AND 3, AND FOR THE AUTHORIZATION SET FORTH IN ITEM 4.

                       Please date and sign this proxy
                       exactly as your name appears hereon.


                       -----------------------------------------
                         (Signature)            (Date)


                       -----------------------------------------
                         (Signature, if held jointly)


                       -----------------------------------------
                         (Title)


    When shares are held by joint tenants, all joint tenants should sign. When signing as attorney-in-fact, executor, administrator, trustee, guardian, corporate officer or partner, please give full title. If shares are held by a corporation, please sign in corporate name by the president or other authorized officer. If shares are held by a partnership, an authorized person should sign in the partnerships name.

                                 [FORM OF PROXY]

PROXY CARD

                            NEW VALLEY CORPORATION
                     1997 ANNUAL MEETING OF STOCKHOLDERS

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned is the record holder of $3.00 Class B Cumulative Convertible Preferred Shares ($25 Liquidation Value), par value $.10 per share (the "Class B Preferred Shares"), of New Valley Corporation, a Delaware corporation (the "Company"), and hereby appoints each of Marc N. Bell and Robert
M. Lundgren, and each of them, with full power of substitution, for and in the name of the undersigned, to represent and to vote, as designated below, all Class B Preferred Shares that the undersigned is entitled to vote if personally present at the 1997 Annual Meeting of Stockholders of the Company to be held at The Hyatt Regency Miami, 400 S.E. Second Avenue, Miami, Florida 33131 on Monday, September 22, 1997 at 11:00 A.M. local time, and at any postponement or adjournment thereof. The undersigned hereby revokes any previous proxies with respect to the matters covered by this Proxy.

(Please mark with an "X" in the appropriate boxes)

1. Election of Bennett S. LeBow, Howard M. Lorber, Richard J. Lampen, Arnold I Burns and Ronald J. Kramer as directors whose terms expire in 1998.

      / / FOR all nominees listed above          / / WITHHOLD AUTHORITY
          (except as marked to the                   to vote for all of the
          contrary below)                            nominees listed above

(INSTRUCTION: To withhold authority to vote for one or more but not all of the nominees, mark FOR above and print the name(s) of the person(s) with respect to whom you wish to withhold authority in the space provided below.)

                     ------------------------------------

3. Election of Henry C. Beinstein and Barry W. Ridings as directors representing the holders of the Class B Preferred Shares and the $15.00 Class A Increasing Rate Cumulative Senior Preferred Shares, whose terms expire in 1998.

      / / FOR all nominees listed above          / / WITHHOLD AUTHORITY
          (except as marked to the                   to vote for all of the
          contrary below)                            nominees listed above

(INSTRUCTION: To withhold authority to vote for one or more but not all of the nominees, mark FOR above and print the name(s) of the person(s) with respect to whom you wish to withhold authority in the space provided below.)

                     ------------------------------------


4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

              / /  FOR           / /  AGAINST         / /  ABSTAIN

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE).

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED.

      This Proxy, when properly executed, will be voted in the manner marked herein by the undersigned stockholder. IF NO MARKING IS MADE, THIS PROXY WILL BE DEEMED TO BE A DIRECTION TO VOTE FOR THE COMPANY'S NOMINEES LISTED IN ITEMS 1 AND 3, AND FOR THE AUTHORIZATION SET FORTH IN ITEM 4.

                       Please date and sign this proxy
                       exactly as your name appears hereon.


                       -----------------------------------------
                         (Signature)             (Date)


                       -----------------------------------------
                         (Signature, if held jointly)


                       -----------------------------------------
                         (Title)


    When shares are held by joint tenants, all joint tenants should sign. When signing as attorney-in-fact, executor, administrator, trustee, guardian, corporate officer or partner, please give full title. If shares are held by a corporation, please sign in corporate name by the president or other authorized officer. If shares are held by a partnership, an authorized person should sign in the partnerships name.

                                 [FORM OF PROXY]

PROXY CARD

                            NEW VALLEY CORPORATION
                     1997 ANNUAL MEETING OF STOCKHOLDERS

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned is the record holder of Common Shares, par value $.01 per share (the "Common Shares"), of New Valley Corporation, a Delaware corporation (the "Company"), and hereby appoints each of Marc N. Bell and Robert M. Lundgren, and each of them, with full power of substitution, for and in the name of the undersigned, to represent and to vote, as designated below, all Common Shares that the undersigned is entitled to vote if personally present at the 1997 Annual Meeting of Stockholders of the Company to be held at The Hyatt Regency Miami, 400 S.E. Second Avenue, Miami, Florida 33131 on Monday, September 22, 1997 at 11:00 A.M. local time, and at any postponement or adjournment thereof. The undersigned hereby revokes any previous proxies with respect to the matters covered by this Proxy.

(Please mark with an "X" in the appropriate boxes)

1. Election of Bennett S. LeBow, Howard M. Lorber, Richard J. Lampen, Arnold I Burns and Ronald J. Kramer as directors whose terms expire in 1998.

      / / FOR all nominees listed above          / / WITHHOLD AUTHORITY
          (except as marked to the                   to vote for all of the
          contrary below)                            nominees listed above

(INSTRUCTION: To withhold authority to vote for one or more but not all of the nominees, mark FOR above and print the name(s) of the person(s) with respect to whom you wish to withhold authority in the space provided below.)

                     ------------------------------------

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

            / /  FOR              / /  AGAINST         / /  ABSTAIN

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED.

      This Proxy, when properly executed, will be voted in the manner marked herein by the undersigned stockholder. IF NO MARKING IS MADE, THIS PROXY WILL BE DEEMED TO BE A DIRECTION TO VOTE FOR THE COMPANY'S NOMINEES LISTED IN ITEM 1 AND FOR THE AUTHORIZATION SET FORTH IN ITEM 4.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE).

                       Please date and sign this proxy
                       exactly as your name appears hereon.


                       -----------------------------------------
                         (Signature)            (Date)


                       -----------------------------------------
                         (Signature, if held jointly)


                       -----------------------------------------
                         (Title)


    When shares are held by joint tenants, all joint tenants should sign. When signing as attorney-in-fact, executor, administrator, trustee, guardian, corporate officer or partner, please give full title. If shares are held by a corporation, please sign in corporate name by the president or other authorized officer. If shares are held by a partnership, an authorized person should sign in the partnerships name.